EXHIBIT 32.1

CERTIFICATION

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the quarterly report on Form 10-Q of Zoom Telephonics, Inc. (the "Company") for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Frank B. Manning, President and Chief Executive Officer and Philip Frank, Chief Financial Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2015	By:	/s/ Frank B. Manning
Frank B. Manning, President (Principal Executive Officer)

Date: November 13, 2015	By:	/s/ PHILIP FRANK
Philip Frank, Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.